UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 20, 2009

PANA-MINERALES S.A.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

                   333-154218                                                                          98-0515701
                                      (Commission File Number)                                          (IRS Employer Identification No.)

Primea Calle El Carmen, EDF, PH Villa Medici, Apt. 28
Torre C, Panama, Republic of Panama
(Address of Principal Executive Offices)      (Zip Code)

(507) 391-6820
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement  communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement  communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a) On August 28, 2009, Board of Directors of the Registrant dismissed Seale and Beers, CPA’s, as its independent registered public account firm. On the same date, August 28, 2009, the accounting firm of Madsen & Associates CPA’s Inc. was engaged as the Registrant’s new independent registered public account firm. The Board of Directors of the Registrant and the Registrant's Audit Committee approved of the dismissal of Seale and Beers, CPA’s and the engagement of Madsen & Associates CPA’s Inc. as its independent auditor. Between August 3, 2009, the date of the appointment of Seale and Beers, CPA’s, and August 28, 2009, there were no disagreements with Seale and Beers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement(s), if not resolved to their satisfaction, would have caused Seale and Beers to make reference to the subject matter of the disagreement(s) in connection with their report.  Seale and Beers, CPA’s has not rendered an opinion or reviewed any of the Registrant’s financial statements between the period of their appointment as independent registered public accountants on August 3, 2009 and their dismissal on August 28, 2009.

The Registrant has requested that Seale and Beers, CPA’s to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The letter is attached as an exhibit to this Form 8-KA.

b) On August 28, 2009, the Registrant engaged Madsen & Associates CPA’s Inc. as its independent accountant. During the two most recent fiscal years and the interim periods preceding the engagement, the Registrant has not consulted Madsen & Associates CPA’s Inc. regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-B.

ITEM 7.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

a)    Not Applicable.

b)    Not Applicable.

c)    Exhibits

No.   Exhibits

16.1  Letter from Seale and Beers, CPA’s, dated October 20, 2009, to the Securities and Exchange Commission regarding statements included in this Form 8-KA

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 20, 2009

By: HECTOR F. V. DAVIS
Name: Hector Francisco Vasquez Davis
Title:  President and Director